EXHIBIT 3.8(a)








                             UCAR Holdings III Inc.






                    Incorporated under the Laws of the State
                                   of Delaware






                                 -------------

                                     BY-LAWS

                                 -------------











                           As Adopted January 9, 1995


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
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                                TABLE OF CONTENTS
                                -----------------


                            MEETINGS OF STOCKHOLDERS
                            ------------------------

 1.   Place of meetings......................................................................1
 2.   Annual meeting.........................................................................1
 3.   Special meetings.......................................................................1
 4.   Notice of meetings and waiver..........................................................1
 5.   List of stockholders...................................................................2
 6.   Quorum and manner of acting............................................................2
 7.   Record date............................................................................3
 8.   Order of business, voting and proxies..................................................3
 9.   Inspectors of election.................................................................3

                               BOARD OF DIRECTORS
                               ------------------

10.   Powers, qualifications, number, term and election......................................4
11.   Compensation...........................................................................4
12.   Place of meetings......................................................................5
13.   First meeting after annual meeting.....................................................5
14.   Regular meetings.......................................................................5
15.   Special meetings, notice and waiver....................................................5
16.   Quorum, adjournment and manner of acting...............................................6
17.   Removal................................................................................6
18.   Vacancies..............................................................................6
19.   Reliance on reports....................................................................6
20.   Committees.............................................................................6

                                    OFFICERS
                                    --------

21.   Number and qualifications..............................................................7
22.   Election and term of office............................................................7
23.   Subordinate officers, etc..............................................................7
24.   Removal................................................................................7
25.   Vacancies..............................................................................7
26.   Chairman of the Board..................................................................8
27.   President..............................................................................8
28.   Vice Presidents........................................................................8
29.   Treasurer..............................................................................8
30.   Secretary..............................................................................9
31.   Salaries...............................................................................9

                                  RESIGNATIONS
                                  ------------

32.   Resignations...........................................................................9

                           CONTRACTS AND BANK ACCOUNTS
                           ---------------------------



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33.   Execution of contracts.................................................................9
34.   Checks, drafts, etc...................................................................10
35.   Deposits..............................................................................10

                     STOCK, DIVIDENDS AND EXCHANGE APPROVAL
                     --------------------------------------

36.   Stock certificate.....................................................................10
37.   Lost certificates.....................................................................10
38.   Exchange Approval.....................................................................10
39.   Transfers.............................................................................11
40.   Dividends.............................................................................11

                              OFFICES, BOOKS, ETC.
                              --------------------

41.   Offices...............................................................................11
42.   Books and records.....................................................................12
43.   Seal..................................................................................12
44.   Fiscal year...........................................................................12
45.   Indemnity.............................................................................12

                              AMENDMENTS TO BY-LAWS
                              ---------------------

46.   Amendments............................................................................12


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                                     BY-LAWS

                                       OF

                             UCAR Holdings III Inc.



                            MEETINGS OF STOCKHOLDERS
                            ------------------------


           1. PLACE OF MEETINGS. All meetings of stockholders of UCAR Holdings
III Inc. (hereinafter called the Corporation) may be held at the registered office of the Corporation, or at such other place within or without the State of Delaware as shall be specified in the notice of such meeting given as hereinafter provided.

           2. ANNUAL MEETING. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such place and hour as shall be designated in the notice thereof.

           3. SPECIAL MEETINGS. Special meetings may be called by the Board of Directors of the Corporation (hereinafter called the "Board"), or by the President of the Corporation, or by the Chairman of the Board should one be appointed as provided in these By-laws.

           4. NOTICE OF MEETINGS AND WAIVER. Whenever stockholders of the
Corporation are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. A written waiver of notice signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

           When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting, unless these By-laws otherwise require, if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.



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           5. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary of the
Corporation to prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.
Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.
The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

           6. QUORUM AND MANNER OF ACTING. A majority of the shares of stock entitled to vote, represented at any meeting of the stockholders, either in person or by proxy, shall constitute a quorum for the purpose of such meeting, provided that when a specified item of business is required to be voted on by a class or series of stock, voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. Unless otherwise provided by statute or in the Certificate of Incorporation of the Corporation, each stockholder shall be entitled to one vote for each share of the Corporation's
Common Stock held by such stockholder. Except as otherwise provided by statute or in the Certificate of Incorporation, any action of the stockholders shall be decided by a majority of the votes cast by the holders of the outstanding shares of the Corporation's Common Stock present in person or represented by proxy and entitled to vote thereon at a meeting duly called and held.

           Any action required to be taken or which may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

           Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

           7. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action. If no record date is fixed:
(i) the record date for determining stockholders entitled to notice of or



                                       5
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to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

           A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the Board may fix a new record date for the adjourned meeting.

           8. ORDER OF BUSINESS, VOTING AND PROXIES. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting. All elections of directors shall be by written ballot. Except in the case of a vote for the election of directors, unless demanded by a stockholder present in person or represented by proxy at any meeting of the stockholders and entitled to vote or so directed by the chairman of the meeting, the vote on any question need not be by ballot. Upon a demand by any such stockholder for a vote by ballot on any question or at the direction of the chairman of the meeting that a vote by ballot be taken on any question, the vote shall be so taken. On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be a proxy, and it shall show the number of shares voted by him. Except as otherwise required by statute or by these By-laws, all voting may be VIVA VOCE.

           9. INSPECTORS OF ELECTION. At each meeting of the stockholders the chairman of the meeting may, and at the request of a stockholder present in person or represented by proxy and entitled to vote at the meeting shall, appoint two inspectors of election to act at the meeting. No director or candidate for the office of director shall be appointed such an inspector.
Inspectors of election need not be stockholders. Each inspector of election so appointed, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspection at the meeting with strict impartiality and according to the best of his ability. Such inspectors of election shall determine the number of shares of stock outstanding and the voting power of each, the number of shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote, with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.

                               BOARD OF DIRECTORS
                               ------------------

           10. POWERS, QUALIFICATIONS, NUMBER, TERM AND ELECTION. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all the authority and powers of the Corporation and do all lawful acts and things which are not



                                       6
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by statute or the Certificate of Incorporation of the Corporation or these
By-laws directed or required to be exercised or done by the stockholders. If any such provision is made in the Certificate of Incorporation, the powers and duties conferred or imposed upon the Board shall be exercised or performed to such extent and by such person or persons as shall be provided in the
Certificate of Incorporation. Each director shall be at least twenty-one years of age. A director need not be a resident of the State of Delaware or a stockholder. The Board shall consist of three or more members elected at the last annual meeting of stockholders, which number shall not be more than seven directors. The number of directors, if more than three, may be decreased at any time by the stockholders to any number not less than three directors or increased at any time by the stockholders or the Board to any number not exceeding nine directors. The term of office of each director shall be from the time of his election and qualification until his successor shall have been duly elected at the next annual meeting of the stockholders and shall have qualified, or until his earlier death, or resignation or removal as provided in these
By-laws. At all elections of directors by the stockholders, the persons receiving a plurality of the votes cast shall be the directors.

           11. COMPENSATION. Directors as such shall not receive any compensation for their services, although the Board shall have the authority to fix by resolution the compensation of directors. Expenses, if any, of attendance at any meeting may be allowed each director. Nothing contained in these By-laws shall be construed to preclude a director from serving the Corporation in any other capacity as an officer, employee, agent or otherwise and receiving compensation therefor.

           12. PLACE OF MEETINGS. The Board may hold its meetings at the place or places within or without the State of Delaware as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

           13. FIRST MEETING AFTER ANNUAL MEETING. The Board shall meet for the purpose of organization, election of officers, appointment of committees, if any, and the transaction of other business as soon as practicable after each annual meeting of the stockholders.

           14. REGULAR MEETINGS. Each regular meeting of the Board shall be held at the time and place specified in a resolution adopted by the Board then in effect, or, if there is not any such resolution then in effect, as specified in a notice of the meeting, given as provided in these By-laws for notices of special meetings of the Board, or as specified in a waiver of notice thereof signed by all the directors of the Corporation then in office. If at the time any regular meeting of the Board is to be held, the time and place of holding regular meetings of the Board shall have been fixed by resolution of the Board then in effect, notice of the regular meeting need not be given except as may otherwise be provided by statute.

           15. SPECIAL MEETINGS, NOTICE AND WAIVER. Special meetings of the
Board shall be held whenever called by the President or the Secretary of the Corporation, or by the Chairman of the Board, should one be appointed as provided in these By-Laws. Except as otherwise provided by statute, a notice of each special meeting, which shall state the time and place of the meeting, shall be mailed to each director addressed to him at his residence or usual place of business at least five days before the day on which the meeting is to be held, or shall be sent addressed to



                                       7
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him at his usual place of business by telegraph or delivered personally or by telephone not later than two days before the day on which the meeting is to be held. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the director at his residence address or the address of his usual place of business. A written waiver of notice of a Board meeting, signed by the director, whether before or after the time stated
therein, shall be deemed equivalent to notice. Attendance of a director at a
Board meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in any written waiver of notice. Any meeting of the Board shall be a legal meeting without any notice having been given if all the directors of the
Corporation then in office shall have waived notice or shall have attended the meeting without any director having protested, prior thereto or at its commencement, the lack of notice.

           16. QUORUM, ADJOURNMENT AND MANNER OF ACTING. At each meeting of the
Board, the presence of a majority of the total number of directors then in office shall constitute a quorum and sufficient for the transaction of business.
Any vote of a majority of the directors present at a meeting at which there is a quorum present at the time of the vote shall be the act of the Board, except as may be otherwise specifically provided by statute or in the Certificate of Incorporation of the Corporation or these By-laws. Any meeting of the Board may be adjourned by a majority vote of the directors present at the meeting. In the absence of a quorum at any meeting, a majority of the directors present may adjourn the meeting to another time and place until a quorum is present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board and the individual directors shall have no power as such. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.
Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law provision shall constitute presence in person at such meeting.

           17. REMOVAL. Any director or the entire Board of the Corporation may be removed from office at any time with or without cause by the holders of a majority of the outstanding shares of the Corporation's capital stock then entitled to vote at an election of directors.

           18. VACANCIES. The vacancy in the Board caused by a removal as provided in these By-laws may be filled by the stockholders at the meeting at which the director is removed. Vacancies due to death, resignation, removal
(when not otherwise filled by the stockholders at the meeting at which the director was removed), and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

           19. RELIANCE ON REPORTS. A member of the Board shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made



                                       8
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to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the Corporation.

           20. COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amend the By-laws of the Corporation, declare a dividend, or authorize the issuance of stock.

                                    OFFICERS
                                    --------

           21. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall be the President, Secretary, and Treasurer. The Board may also appoint, in accordance with the provisions of these By-laws, a Chairman of the Board (who shall be a member of the Board), one or more Vice Presidents, one or more of whom may be designated an Executive Vice President or a Senior Vice President, a Controller, and subordinate officers, agents and employees, with such duties as the Board shall determine or as otherwise provided in these By-laws. Any number of offices may be held by the same person.

           22. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected from time to time by the Board, each to hold office until the meeting of the Board after the next annual meeting of the stockholders and his successor shall have been duly elected and shall have qualified, or until his earlier death, or resignation, or removal as provided in these By-laws.

           23. SUBORDINATE OFFICERS, ETC. The Board may from time to time appoint such subordinate officers, agents or employees as the Board may consider to be necessary or advisable, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for the period, have the authority, and perform the duties provided in these By-laws or as the Board may from time to time determine.

           24. REMOVAL. Any officer, agent or employee of the Corporation may be removed at any time with or without cause by vote of a majority of the entire
Board.

           25. VACANCIES. In case the office of the Chairman of the Board, the President, any Vice President, Secretary, Treasurer, or of a subordinate officer, agent or employee of the



                                       9
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Corporation becomes vacant due to death, resignation, removal, or a newly created office, the directors then in office, although less than a quorum of the
Board, by a majority vote, may elect or appoint a successor to fill the vacancy, to hold office for the unexpired term.

           26. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is appointed and if present, shall preside at all meetings of stockholders and of the Board. He shall perform such other duties as may from time to time be assigned to him by these By-laws or by the Board.

           27. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject to the control of the Board. The President shall preside at each meeting of the stockholders of the Corporation and of the Board, unless these duties shall have been assigned to a Chairman of the Board. The President shall see that all orders and resolutions of the Board are carried into effect.
He may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates for shares of the capital stock of the Corporation; and he may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery of the instrument shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by statute otherwise to be signed, executed and delivered, and he may affix the seal of the Corporation to any instrument which requires a seal. In general the President shall perform all duties incident to the office of president and other duties assigned to him from time to time by these By-laws or by the Board.

           28. VICE PRESIDENTS. Each Vice President shall perform the duties assigned to him from time to time by the Board or the President. Any Vice
President may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates for shares of the capital stock of the Corporation.

           29. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in the banks or other depositaries designated by the Board. The Treasurer shall disburse the funds of the Corporation as ordered by the Board, taking proper vouchers for disbursements, and shall render to the President, and to the directors at the meetings of the Board, a statement of all his transactions as Treasurer and an account of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties incident to the office of treasurer and other duties assigned to him from time to time by the Board or the President. He may sign, with the President or a Vice President, certificates for shares of the capital stock of the Corporation.

           30. SECRETARY. The Secretary shall act as secretary of, and record the proceedings of, meetings of the Board and of the stockholders in a book to be kept for that purpose. He shall cause to be given notice of meetings of the stockholders and directors; he shall be custodian of the seal of the Corporation and shall affix the seal, or cause it to be affixed, to certificates for shares of the capital stock of the Corporation and to documents the execution of which on behalf of the Corporation under its seal shall have been specifically or generally



                                       10
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authorized by the Board; and he shall have charge of the record of stockholders and also of the other books, records and papers of the Corporation which relate to its organization as a corporation and shall see that the reports, statements and other documents required by statute are properly kept or filed. In general the Secretary shall perform all the duties incident to the office of secretary and other duties assigned to him from time to time by the Board or the
President. He may sign, with the President or a Vice President, certificates for shares of the capital stock of the Corporation.

           31. SALARIES. Salaries of officers of the Corporation, if any, shall be fixed from time to time by, or with the authority of, the Board. An officer shall not be prevented from receiving a salary by reason of the fact that he is also a member of the Board; but an officer who is also a member of the Board shall have no vote in the determination of the amount of the salary that shall be paid to him.


                                  RESIGNATIONS
                                  ------------

           32. RESIGNATIONS. Any director, officer, or any subordinate officer, agent or employee of the Corporation appointed by the Board, may resign his office at any time by giving written notice of his resignation to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Corporation, and acceptance shall not be necessary to make the resignation effective.

                           CONTRACTS AND BANK ACCOUNTS
                           ---------------------------

           33. EXECUTION OF CONTRACTS. Except as these By-laws may otherwise provide, the Board may authorize any officer, subordinate officer, agent or employee, in the name of and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument; the authority may be general or confined to specific instances. Unless so authorized by the Board or expressly authorized by these By-laws, no officer, subordinate officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it pecuniarily liable for any purpose or to any amount.

           34. CHECKS, DRAFTS, ETC. All checks, drafts and other orders ror the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in the manner authorized from time to time by the Board.

           35. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in the banks, trust companies, or other depositaries selected by the Board or by an officer, subordinate officer, agent or employee of the Corporation to whom such authority may from time to time be delegated by the Board. Any officer, subordinate officer, agent or employee of the Corporation to whom authority to make such a deposit may be delegated by the Board may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.



                                       11

                         STOCK CERTIFICATE AND DIVIDENDS
                         -------------------------------

           36. STOCK CERTIFICATE. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Certificates for shares of capital stock of the Corporation shall be in the form approved by the Board, be issued and signed as provided in these By-laws, and sealed with the seal of the Corporation. The seal may be a facsimile.

           37. LOST CERTIFICATES. The Corporation may issue a new certificate of stock, in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

           38. TRANSFERS. Transfers of stock shall be made on the stock ledger of the Corporation only upon authorization by the registered holder of the shares in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of the certificates duly endorsed or accompanied by duly executed stock powers for a like number of shares and upon payment of all taxes thereon. The person in whose name stock shall stand on the stock ledger of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation, and the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders entitled to vote at a meeting, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders. The Board may make additional rules and regulations and take any action it considers to be expedient, not inconsistent with the Certificate of Incorporation of the Corporation or these By-laws, concerning the issue, transfer and registration of stock certificates of the Corporation or the issue of certificates in lieu of certificates claimed to have been lost, stolen or destroyed.

           39. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation of the Corporation and to the extent permitted by statute, the Board may declare dividends on the shares of the Corporation's capital stock at the times and in the amounts as, in its opinion, the condition of the business of the Corporation renders advisable. Before payment of any dividend or making any distribution of the Corporation's property to stockholders, the Board may set aside out of the surplus or net profits of the Corporation any sum or sums which the Board from time to time, in its absolute discretion, considers to be proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for other purposes considered by the Board to be in the best interests of the Corporation.



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


           If the dividend is to be paid in shares of the Corporation's theretofore unissued capital stock, the Board shall, by resolution, direct that there be transferred from surplus to the capital account in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend and, in the case of shares without par value being declared as a dividend, such amount as shall be determined by the Board. No transfer from surplus to capital shall be necessary if shares are being distributed by the Corporation pursuant to a split-up or division of its stock rather than as payment of a dividend declared payable in stock of the Corporation.

                              OFFICES, BOOKS, ETC.
                              --------------------

           40. OFFICES. The registered office of the Corporation shall be at 1209 Orange Street, Wilmington, Delaware or as may otherwise be provided from time to time in the Certificate of Incorporation. The Board may from time to time and at any time establish other offices and branches of the Corporation's business at whatever place or places seem to it expedient.

           41. BOOKS AND RECORDS. There shall be kept correct and complete books and records of account of all the business and transactions of the Corporation. There shall also be kept by the Corporation a record which shall contain the names and addresses of all stockholders of the Corporation, the number of shares held by each, and the date when each became the owner of record.

           42. SEAL. The seal of the Corporation shall be circular in form and contain the name of the Corporation and the words "Incorporated Delaware".

           43. FISCAL YEAR. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board.

           44. INDEMNITY. On the terms, to the extent, and subject to the conditions prescribed by statute and by rule and regulations, not inconsistent with statute, imposed by the Board in its discretion in general or particular cases or classes of cases, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of the other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or any appeal therein. The Corporation may pay, in advance of the final disposition of the action, suit or proceeding, expenses incurred by the person which may be indemnifiable as provided herein.

                              AMENDMENTS TO BY-LAWS
                              ---------------------

           45. AMENDMENTS. These By-laws may be amended or repealed, or new By-laws may be adopted, by a majority vote of the whole Board, provided that the proposed action in respect thereof shall be stated in the notice of the meeting, subject to the power of the



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holders of a majority of the outstanding shares of stock of the Corporation entitled to vote in respect thereof, by their vote given at an annual or special meeting or taken by consent in writing as provided in these By-laws, to amend or repeal any By-law made by the Board.



                            *             *              *




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